EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-200929) of Enova International, Inc. of our report dated March 20, 2015 relating to the consolidated financial statements which appears in this Form 10‑K, for the year ended December 31, 2014. We also consent to the incorporation by reference of our report dated March 20, 2015 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Dallas, TX

March 20, 2015